
Coopers       Coopers & Lybrand L.L.P.      Ten Almaden Boulevard  telephone (408) 295-1020
& Lybrand     a professional services firm  Suite 1600             facsimile (408) 292-1382
                                            San Jose, Ca 95113

                                            3000 Sand Hill Road
                                            Building 2, Suite 150  telephone (415) 493-1552
                                            Menlo Park, Ca 94025   facsimile (415) 854-3623
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May 10, 1996



Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549


Gentlemen:

We have read the statements made by Arterial Vascular Engineering, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to
Item 4 of Form 8-K, as part of the Company's Form 8-K report for the month of May 1996. We agree with the statements concerning our Firm in such Form 8-K.


                               Very truly yours,


                               /s/ Coopers & Lybrand L.L.P




Coopers & Lybrand L.L.P. is a member of Coopers & Lybrand International, a limited liability association incorporated in Switzerland.


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